RIECK AND CROTTY

ATTORNEYS AT LAW

A PROFESSIONAL CORPORATION

55 WEST MONROE STREET-SUITE 3390

CHICAGO, ILLINOIS 60603-5062

CHICAGO'S BUSINESS LAWYERS

THOMAS W. RIECK
trieck@rieckcrotty.com

JEROME F. CROTTY
jcrotty@rieckcrotty.com

RONALD P. DUPLACK
rduplack@rieckcrotty.com

DOUGLAS C. CONOVER
dconover@rieckcrotty.com

KEVIN P. BROWN
kbrown@rieckcrotty.com

BERNARD A. HENRY
bhenry@rieckcrotty.com

TELEPHONE
(312) 726-4646

FACSIMILE
(312) 726-0647

WEB SITE:
http://www.rieckcrotty.com

June 21, 2010

Mr. Michael D. Michie
Pacific Sands, Inc.
1509 Rapids Dr.
Racine, Wisconsin 53404

In re: Form S-8 Registration
2011 Compensation Plan for Employees, Officers, Directors and Consultants

Dear Mr. Michie:

You have requested our opinion, as counsel for Pacific Sands, Inc., a Nevada corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), being filed by the Company with the Securities and Exchange Commission with regard to the Company's offering of up to 4,000,000 shares of the Company's common stock, par value $.001 per share (the "Shares"). The Shares subject to the Registration Statement are to be issued under the above-captioned Plan.

We have examined such records, documents and laws as we have deemed relevant in connection with this opinion. It is our opinion that the Shares to be reserved and sold by the Company, have been duly authorized and will be legally issued, fully paid and non-assessable under the laws of the State of Nevada, including the statutory provisions and reported judicial decisions interpreting those laws.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder. Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time as the Registration Statement is declared effective.

Very truly yours,

Rieck and Crotty, P.C.

RIECK AND CROTTY, P.C.

RPD/ap
X:\wp51\Pacific Sands, Inc\Form S-8\062110Opin.wpd